Exhibit 99.1

Contact:

EnteroMedics Inc.

Greg S. Lea

(651) 789-2860

ir@enteromedics.com

EnteroMedics Announces Presentation of Maestro® RC System Clinical Data at the XVI World Congress of the International Federation for the Surgery of Obesity and Metabolic Disorders

ST. PAUL, Minnesota, September 2, 2011 – EnteroMedics Inc. (NASDAQ: ETRM), the developer of medical devices using neuroblocking technology to treat obesity, metabolic diseases, and other gastrointestinal disorders, today announced that data from the Company’s VBLOC-DM2 ENABLE (DM2) trial evaluating the Company’s second generation Maestro RC System in the treatment of obesity, diabetes and hypertension, was presented at the XVI World Congress of the International Federation for the Surgery of Obesity and Metabolic Disorders (IFSO), held August 31 to September 3 in Hamburg, Germany. The oral presentation, titled “Treatment of Obesity-Related Co-Morbidities with VBLOC Therapy,” was delivered by Miguel Herrera Hernández, M.D., Instituto Nacional de la Nutrición, Mexico, an investigator in the DM2 trial.

DM2 trial results presented at IFSO reflect statistically significant, sustained improvement in glycemic control and blood pressure, as well as clinically meaningful weight loss in obese, diabetic patients using the Maestro RC System. The 18-month data presented at IFSO included: excess weight loss (EWL) of approximately 24.6% (n=22), a mean reduction in HbA1c of 1.2 percentage points from a baseline of 8.1% (n=13), a change in fasting plasma glucose of -38.4 mg/dl from a baseline of 151.4 mg/dl (n=12) and, in hypertensive patients (n=10), a reduction in mean arterial pressure of 13.0 mmHg from a baseline of 99.5 mmHg and a reduction in diastolic blood pressure of 15.9 mmHg from a baseline of 87.2 mmHg (n=10). Through 18 months, no change in mean arterial pressure was observed in patients that did not present with hypertension (n=10).

Dr. Herrera commented: “VBLOC Therapy has demonstrated clinically meaningful outcomes across a number of key measures, including a significant effect on weight loss, blood sugar levels and hypertension in obese patients. Importantly, a reduction in blood pressure was observed only in hypertensive patients, with no effect on normotensive patients, and no treatment related adverse events were observed. These results show promise in distinguishing VBLOC Therapy from all other available bariatric surgical procedures.”

EnteroMedics also hosted a symposium on September 1, 2011 titled “Emerging Dimensions of Vagus Nerve Function in Bariatric and Metabolic Treatment” which was co-chaired by Scott Shikora, M.D. and Lillian Kow, Ph.D, MBBS. The symposium was well attended by global thought leaders in the bariatric surgery community.

Mark B. Knudson, Ph.D., EnteroMedics’ President and Chief Executive Officer, said: “EnteroMedics’ presence at the IFSO World Congress as an exhibitor and presenter along with hosting a symposium, play an important role in highlighting the significant promise of VBLOC Therapy within the European bariatric community. We continue to make progress toward commercialization of the Maestro RC System in Europe, having achieved CE Mark certification in March, and have similar efforts ongoing in other important markets around the world, including Australia and the U.S. We are working diligently to collect further follow-up data for the DM2 trial and remain on track to achieve full enrollment of our ReCharge pivotal study by year end.”

About the ReCharge Pivotal Trial

The ReCharge Pivotal Trial is a randomized, double-blind, parallel-group, multicenter pivotal clinical trial in approximately 234 patients at up to 12 sites testing the effectiveness and safety of VBLOC® vagal blocking therapy in EnteroMedics’ second generation Maestro® Rechargeable (RC) System. All patients in the study will receive an implanted device and will be randomized in a 2:1 allocation to treatment or control groups. The control group will receive a non-functional device during the study period. All patients are expected to participate in a weight management counseling program.

About the Maestro® Rechargeable (RC) System

The Maestro RC System delivers VBLOC® vagal blocking therapy via two small electrodes that are laparoscopically implanted and placed in contact with the trunks of the vagus nerve just above the junction between the esophagus and the stomach. The Maestro RC System is powered by an internal, rechargeable battery. The battery is recharged via an external mobile charger and transmit coil that the patient uses for a short time each week. The Maestro RC System received CE Mark in March 2011.

About VBLOC® Therapy

EnteroMedics developed VBLOC® vagal blocking therapy to offer bariatric surgeons and their patients a less invasive alternative to existing surgical weight loss procedures that may present significant risks and alter digestive system anatomy, lifestyle and food choices. VBLOC Therapy is delivered via the Maestro® System through laparoscopically implanted leads to intermittently block the vagus nerves using high-frequency, low-energy electrical impulses. VBLOC Therapy is designed to target the multiple digestive functions under control of the vagus nerves and to affect the perception of hunger and fullness.

About EnteroMedics Inc.

EnteroMedics is a development stage medical device company focused on the design and development of devices that use neuroblocking technology to treat obesity, metabolic diseases, and other gastrointestinal disorders. EnteroMedics’ proprietary neuroblocking technology, VBLOC® vagal blocking therapy, is designed to intermittently block the vagus nerves using high-frequency, low-energy electrical impulses. These electrical impulses are delivered by a neuroregulator, EnteroMedics’ Maestro® System, which is powered by an integrated rechargeable battery. For more information, visit www.enteromedics.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements about EnteroMedics Inc. Our actual results could differ materially from those discussed due to known and unknown risks, uncertainties and other factors including our limited history of operations; our losses since inception and for the foreseeable future; our lack of commercial regulatory approval for our Maestro® System for the treatment of obesity in the United States or in any foreign market other than the European Community; our preliminary findings from our EMPOWER™ pivotal trial; our ability to comply with the Nasdaq continued listing requirements; our ability to commercialize our Maestro System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our Maestro System; physician adoption of our Maestro System and VBLOC® vagal blocking therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2011. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Caution - Investigational device. Limited by Federal (United States) law to investigational use.

The implantation procedure and usage of the Maestro® System carry some risks, such as the risks generally associated with laparoscopic procedures and those related to treatment as described in the ReCharge clinical trial informed consent.